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                                                                   EXHIBIT 10-36

                               EXELON CORPORATION
             2001 PERFORMANCE SHARE AWARDS FOR POWER TEAM EMPLOYEES
              UNDER THE EXELON CORPORATION LONG TERM INCENTIVE PLAN

            Subject to the terms hereof, Exelon Corporation (the "Company") shall grant to each employee described in Section 1 hereof, as of a date not earlier than the Computation Date as defined in Section 4.1 (the "Grant Date"), in accordance with the provisions of the Exelon Corporation Long Term Incentive Plan (the "Plan"), an Award (each, an "Award") consisting of (i) a Performance Unit award and (ii) a Nonqualified Stock Option award, in each case, in the amount and upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

            1. Recipients of Awards. Subject in all respects to the provisions hereof, individuals who are full-time exempt employees of the Power Team (each, an "Employee") and who are employed by Exelon Generation Company ("GenCo") on the Grant Date shall be eligible for Awards.

            2. Performance Year. The Performance Year applicable to each Award shall be calendar year 2001.

            3. Performance Goals. The Performance Goals which are used to determine whether an Employee has satisfied the conditions applicable to the grant of an Award for the Performance Year and, if so, the amount of payment to be made pursuant to such Award are the following:

            3.1. LTIP Index. The LTIP Index is a number that ranges from 0 to
2.0. Such number may not exceed 2.0 without approval of the Chief Executive Officers of the Company. The LTIP Index applicable to an Award is based on the Power Team's actual financial performance relative to (i) the Power Team's "Budgeted Net Operating Margin" (defined below), which will be given a 75% weighting in determining the LTIP Index, and (ii) the earnings before interest and income taxes ("EBIT") of GenCo, which will be given a 25% weighting in determining the LTIP Index. The Budgeted Net Operating Margin is Power Team's revenue net of fuel, other variable costs and sales, general and administrative expenses (including the Awards) ("SG&A"). The Committee, based on recommendations of the President of Power Team, shall establish no later than the last day of the first quarter of the Performance Year, the financial performance goals that constitute contract, stretch and stretch + performance. Such financial performance goals shall be communicated to full-time exempt employees of Power Team as soon as practicable.
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            3.2. Individual Multiplier. The Individual Multiplier is a number that ranges from 0.5 to 1.50 and is based on an Employee's performance relative to Power Team Process Area Objectives and individual goals and behaviors.

            3.3. Target Incentive. Each full-time exempt Power Team employee shall be assigned a Target Incentive, which is number (that may be a fraction) based on the employee's position category. The Committee, based on recommendations of the President of Power Team, shall establish no later than the last day of the first quarter of the Performance Year, a target percentage for each Employee based on the impact of such Employee's position on Power Team's business. The Target Incentive applicable to an individual who becomes an Employee after the first quarter of the Performance Year shall be determined as soon as practicable thereafter.

            4. Payment Amount.

            4.1. In General. Subject to the conditions set forth herein, the total amount payable to an eligible Employee in connection with an Award (the "Payment Amount") shall be the product obtained by multiplying the following:

Employee's               Target                  LTIP                Individual
Base Salary       X      Incentive       X      Index        X       Multiplier

As soon as practicable after the close of the Performance Year, the President of Power Team shall determine the LTIP Index achieved for such Performance Year. In addition, the President of Power Team shall also determine, at such time, the Individual Multiplier to be used to determine an Employee's Award, based on the performance level achieved by the Employee during the Performance Year. The Payment Amount, if any, shall be computed as soon as practicable after the LTIP Index and the Individual Multiplier are determined for the Performance Year (the "Computation Date").

            4.2. Limitations on Payment Amounts. Notwithstanding anything contained herein to the contrary, the aggregate Payment Amounts computed for all Employees and any other individuals eligible to receive Payment Amounts hereunder shall not exceed the Award pool determined by the Committee following the end of the Performance Year. Such Award pool shall be based on Power Team's business performance during the Performance Year relative to the performance goals established to determine the LTIP Index for such Performance Year. In the event that the total Payment Amounts exceed the Award pool, the Payment Amount for each Employee shall be proportionately reduced. In the event that Power Team's financial performance does not meet the threshold performance level established for the LTIP Index for the Performance Year, no Employee or other person shall be entitled to an Award or any Payment amount hereunder, unless approved by the Chief Executive Officers of the Company.

            5. Form of Payment. The Payment Amount with respect to an Award shall be paid in the form of a cash payment (the "Cash Payment Amount"), a payment of Common Stock (the "Stock Payment Amount") and a distribution of Nonqualified Stock Options (the "Option Payment Amount"), as determined below.
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            5.1. Cash Payment Amount. The Cash Payment Amount shall be the dollar amount computed by multiplying the Employee's Payment Amount, if any, by 30%. The Cash Payment Amount, if any, shall be paid to an Employee at the time described in Section 7.1, provided that the conditions of Section 6 are satisfied.

            5.2. Stock Payment Amount. The Stock Payment Amount shall be the number of whole shares of Company Stock computed by (i) multiplying the Employee's Payment Amount, if any, by 52.5% and (ii) dividing such product by the Fair Market Value of one share of Company Stock on the Computation Date. The value of any fractional shares of Company Stock shall be paid in cash at the same time and in the same manner as the Cash Award. The Stock Payment Award, if any, shall be paid at the time described in Section 7.2, provided that the conditions of Section 6 are satisfied.

            5.3. Option Payment Amount. The Option Payment Amount shall be computed by (i) multiplying the Employee's Payment Amount, if any, by 17.5% and
(ii) dividing such product by the value per option determined by the Committee based on the price per share of Company Stock on the Computation Date and a Black-Scholes factor determined by the Committee based on the recommendation of the President of Power Team. Only whole Options shall be awarded to an Employee and the value of any fractional Option shall be paid in cash at the same time and in the same manner as the Cash Award. The Option Payment Amount, if any, shall be paid at the time described in Section 7.3, provided that the conditions of Section 6 are satisfied. The Exercise Price of Company Stock subject to such an Option shall be the Fair Market Value, determined on the Computation Date. The term of such Options shall be ten years.

            5.4. De minimis Payments. Notwithstanding the foregoing provisions of this Section, if the Stock Payment Amount with respect to an Award is less 25 shares (or such other de minimis amount determined by the President of Power
Team), such payment shall be made in cash proportionally at the relevant Payment Dates for such Stock Payment Amount. If the Option Payment Amount with respect to an Award is less than 60 Options (or such other de minimis amount determined by the President of Power Team), such payment shall be made in shares of Common Stock proportionally at the relevant Payment Dates for such Option Payment Amount.

            6. Eligibility to Receive Award.

            6.1. In general. Except as provided below, an individual shall be eligible to receive an Award for a Performance Year only if such individual is an Employee throughout the Performance Year and on the Computation Date.

            6.2. Termination on Account of Retirement, Death or Disability. If an individual who was an Employee on the first day of the Performance Period ceases to be an Employee on or before the Grant Date on account of Retirement, death or disability, such individual shall be an eligible for a reduced Award, the Payment Amount (if any) of which shall be determined at the target level and multiplied by a fraction, the numerator of which is the number of full calendar months during the Performance Year that the individual was actively employed as an Employee
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and the denominator of which is 12. Such reduced Award shall be paid entirely in cash as soon as practicable following the Grant Date.

            6.3. New Hire, Transfer of Employment or Leave of Absence. If an individual who is an Employee on the Grant Date (i) became an Employee after the first day of the Performance Year or (ii) was on an approved leave of absence (including, without limitation, by reason of disability) for any period during the Performance Year or (iii) transferred to another business unit, such individual shall, with the consent of the President of Power Team, be eligible for a reduced Award, the Payment Amount (if any) of which shall be multiplied by a fraction, the numerator of which is the number of full calendar months during the Performance Year that the individual was actively employed as an Employee and the denominator of which is 12.

            6.4. Termination on Account of Merger-Related Restructuring or Reduction in Force. In the event an Employee's employment is involuntarily terminated by the Power Team prior to the Grant Date on account of restructuring directly relating to the merger of PECO Energy Company and Unicom Corporation or a reduction in force (in each case as determined by the President of Power Team in his sole discretion), the Employee shall be entitled to an Award, at the target level. Such Award shall be paid entirely in cash as soon as practicable following the Grant Date.

            6.5. Other Termination of Active Employment. If an Employee is not actively employed as Employee throughout the Performance Period and as of the Grant Date for any reason other than as provided in Section 6.2, 6.3 or 6.4, the Employee shall not be entitled to receive an Award, unless otherwise determined by the President of Power Team, in its sole discretion.

            7. Time of Payment.

            7.1. Cash Payment Amount. The Cash Payment Amount, if any, shall be paid to an Employee as soon as practicable after the Computation Date, provided that the Employee is eligible to receive the Payment Amount pursuant to Section 6.

            7.2. Stock Payment Amounts. On each of the first anniversary, the second anniversary and the third anniversary of the Computation Date (each, a "Payment Date"), one-third of the Stock Payment Amount, if any, related to an Award shall vest and be payable to an Employee, provided that (i) the Employee is eligible to receive the Payment Amount pursuant to Section 6 and (ii) the Employee is employed by the Company on the applicable Payment Date. Notwithstanding the preceding sentence, if an Employee ceases to be employed by the Company before full payment of the Employee's Stock Payment Amount on account of Retirement, disability or death, the fair market value of the shares of Stock not yet paid shall be paid in cash to the Employee, or the Successor Grantee, in the case of the Employee's death, as soon as practicable after the date of the Employee's Retirement, disability or death, as the case may be. The fair market value of the shares of Stock shall be determined as of such date of Retirement, disability or death, as the case may be.

            7.3. Option Payment Amounts. On each Payment Date (as defined in
Section 7.2), an Option under an Employee's Award shall become vested and exercisable with respect to
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one-third of the total shares subject to such Option on the Grant Date, provided that (i) the Employee is eligible to receive the Payment Amount pursuant to
Section 6 and (ii) the Employee is employed by the Company on the applicable Payment Date. Notwithstanding the preceding sentence (but subject to the "acceptable conduct" provisions of Section 5(e)(i) of the Plan), if an Employee ceases to be employed by the Company before such Option becomes fully vested and exercisable on account of Retirement, disability or death, then such Option shall immediately become fully vested exercisable with respect to such non-vested shares until the earlier of the fifth anniversary of the date of Retirement and the last day of the term of the Option (except in the case of death such Option shall be exercisable until the earlier of the last day of the term of the Option or the third anniversary of the date of death). If an Employee's employment is terminated for Cause, any remaining Stock Payments shall be forfeited and any Option subject to an outstanding Award shall be exercisable only to the extent then vested until the effective date of the Employee's termination of employment. If an Employee's employment terminates prior to a Payment Date other than pursuant to this Section 7.3 or Section 7.4, any Option subject to an outstanding Award shall be exercisable only to the extent then vested until the earlier of three months after the effective date of the Employee's termination of employment and the last day of the term of the Option.

            7.4. Change in Control. Notwithstanding any preceding provision herein to the contrary, if within 24 months following a Change in Control (as such term is defined in the Plan as may be amended from time to time, but including for this purpose the merger of PECO Energy Company and Unicom Corporation), an Employee's employment is terminated before an Option under the Employee's outstanding Award is fully vested and exercisable or a Stock Payment Amount relating to an outstanding Award is fully paid (i) by the Company other than for Cause, or (ii) by the Employee for Good Reason, such Option shall immediately become fully vested and exercisable or such Stock Payment Amount shall be paid in cash as soon practicable following the effective date of the Employee's termination of employment. For this purpose, a termination of employment followed by immediate reemployment by an entity that purchases or otherwise acquires assets of the Company shall not be considered a termination of employment.

            8. Rights as a Stockholder. No Employee shall have any rights as a stockholder of the Company with respect to any shares of Common Stock that may be payable hereunder unless and until such shares shall have been issued to such Employee or otherwise credited to an account for the benefit of such Employee.

            9. Additional Terms and Conditions of Awards.

            9.1. Nontransferability of Award. In accordance with Section 12 of the Plan, no Award or other related benefit may, except as otherwise specifically provided by the Plan, be transferable and any attempt to transfer such Award or other benefit shall be void; provided, however, that the foregoing shall not restrict the ability of any Employee to transfer any cash or Common Stock received as part of the Payment Amount.

            9.2. Withholding Taxes. As a condition precedent to the delivery to the Employee of cash or Common Stock hereunder and in accordance with Section 11 of the Plan, the Company may deduct from any amount (including any Payment Amount) payable then or
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thereafter payable by the Company to the Employee, or may request the Employee to pay to the Company in cash, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over with respect to the Award.

            9.3. Compliance with Applicable Law. Each Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of such shares hereunder, such shares may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

            9.4. Amendment, Adjustment or Termination of Award. The Awards may be amended from time to time by the Committee, provided that no such amendment shall reduce the Amount of an Award that has already been determined on the Computation Date. Notwithstanding anything herein to the contrary, (i) in the event of a Change in Control the Committee shall make any equitable adjustments to outstanding Awards it deems necessary or appropriate (which may include adjustments to the form of payment) and (ii) in the event of a Change in Control, or a restructuring or reduction in force of the Power Team, the Committee may (subject to Section 6.4) make any changes it deems necessary or appropriate in respect of the grant of Awards or terminate Employees' right to receive Awards for the Performance Year.

            9.5. Award Subject to the Plan. The Awards are subject to the provisions of the Plan, and shall be interpreted in accordance therewith.

            9.6. Miscellaneous This Award supercedes and replaces the PECO Energy Company Power Team Long Term Incentive Plan (Effective as of January 1,
1995) in respect of any performance period ending after December 31, 2000, and the amount payable to any individual hereunder shall be reduced pro-rata by any amount which at any time is determined to be payable to such individual pursuant to any claim made under such plan in respect of or relating to any such performance period. Any power reserved herein to the President of Power Team shall be exercised by the Committee in respect of any decision or interpretation relating solely to the eligibility for or amount of any Award by the President of Power Team.

      IN WITNESS WHEREOF, Exelon Corporation has caused this instrument to be executed effective as of January 1st, 2001.

                                            EXELON CORPORATION


                                            By: _________________________
                                                 Ian Mclean
                                                 President, Power Team